RENOVATION INVESTMENT (HONG KONG) CO., LTD
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2009 AND MARCH 31, 2009

	June 30,	March 31,
	2009	2009
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$1,272,148	$996,302
Accounts receivable, trade	1,140,245	1,265,110
Inventories	2,695,717	2,793,101
Other receivables	49,639	67,079
Other receivables - related parties	2,432	2,432
Advances to suppliers	6,036,893	5,485,113
Advances to suppliers - related parties	1,890,410	1,797,104
Other current assets	807,782	564,379
Total current assets	13,895,266	12,970,620

EQUIPMENT, net	1,037,422	979,432

OTHER ASSETS:
Long term deposit	2,311,439	2,015,149
Total other assets	2,311,439	2,015,149

Total assets	$17,244,127	$15,965,201

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Short term loans	$1,465,000	$1,465,000
Accounts payable, trade	5,736,361	5,939,237
Other payables	384,618	404,731
Other payables - related parties	326,715	326,715
Taxes payable	686,190	811,316
Accrued liabilities	389,955	360,655
Total liabilities	8,988,839	9,307,654

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS' EQUITY
Paid-in capital	677,600	677,600
Statutory reserves	1,467,842	1,309,109
Retained earnings (deficit)	6,473,703	5,033,275
Accumulated other comprehensive loss	(363,857)	(362,437)
Total shareholders' equity	8,255,288	6,657,547

Total liabilities and shareholders' equity	$17,244,127	$15,965,201

The accompanying notes are an integral part of this consolidated statement.

RENOVATION INVESTMENT (HONG KONG) CO., LTD
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THREE MONTHS ENDED JUNE 30, 2009 AND 2008
(Unaudited)

	2009	2008
REVENUES	$11,681,464	$11,150,389

COST OF GOODS SOLD	8,657,568	8,303,439

GROSS PROFIT	3,023,896	2,846,950

SELLING EXPENSES	477,777	359,161
GENERAL & ADMINISTRATIVE EXPENSES	365,210	212,454
TOTAL OPERATING EXPENSES	842,987	571,615

INCOME FROM OPERATIONS	2,180,909	2,275,335

OTHER INCOME (EXPENSE), NET	6,635	(9,591)

INCOME BEFORE INCOME TAXES	2,187,544	2,265,744

PROVISION FOR INCOME TAXES	588,383	524,925

NET INCOME	1,599,161	1,740,819

OTHER COMPREHENSIVE INCOME/(LOSS)
Foreign currency translation adjustments	(1,420)	20,186

COMPREHENSIVE INCOME	$1,597,741	$1,761,005

The accompanying notes are an integral part of this consolidated statement.

RENOVATION INVESTMENT (HONG KONG) CO., LTD
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

				Accumulated
		Retained Earnings		other
	Paid-in	Statutory		comprehensive
	capital	reserves	Unrestricted	income/(loss)	Totals
BALANCE, March 31, 2008	$677,600	$606,665	$(1,077,797)	$(390,125)	$(183,657)

Net income			1,740,819		1,740,819
Adjustment of statutory reserve		174,208	(174,208)		-
Foreign currency translation adjustments				20,186	20,186

BALANCE, June 30, 2008 (unaudited)	$677,600	$780,873	$488,814	$(369,939)	$1,577,348

Net income			5,072,697		5,072,697
Adjustment of statutory reserve		528,236	(528,236)		-
Foreign currency translation adjustments				7,502	7,502

BALANCE, March 31, 2009	$677,600	$1,309,109	$5,033,275	$(362,437)	$6,657,547

Net income			1,599,161		1,599,161
Adjustment of statutory reserve		158,733	(158,733)		-
Foreign currency translation adjustments				(1,420)	(1,420)

BALANCE, June 30, 2009 (unaudited)	$677,600	$1,467,842	$6,473,703	$(363,857)	$8,255,288

The accompanying notes are an integral part of this consolidated statement.

RENOVATION INVESTMENT (HONG KONG) CO., LTD
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED JUNE 30, 2009 AND 2008
(Unaudited)

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,599,161	$1,740,819
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	121,033	74,501
Change in operating assets
Accounts receivable, trade	124,975	(37,148)
Inventories	97,471	545,714
Other receivable	17,455	(72,352)
Other receivable - related party	-	163,682
Advances to suppliers	(552,270)	(1,073,596)
Advances to suppliers - related party	(93,389)	(1,032,462)
Other current assets	(244,132)	168,817
Long term deposit	(296,553)	-
Change in operating liabilities
Accounts payable, trade	(203,057)	(733,954)
Other payables and accrued liabilities	9,195	39,903
Other payables-related parties	-	(7,194)
Customer deposits	-	(86,346)
Taxes payable	(125,237)	217,057
Net cash provided by (used in) operating activities	454,652	(92,559)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(7,668)	(13,911)
Additions to leasehold improvements	(170,893)	(65,107)
Net cash used in investing activities	(178,561)	(79,018)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash provided by (used in) financing activities	-	-

EFFECT OF EXCHANGE RATE ON CASH	(245)	16,616

INCREASE IN CASH	275,846	(154,961)

CASH, beginning of period	996,302	878,948

CASH, end of period	$1,272,148	$723,987

The accompanying notes are an integral part of this consolidated statement.

RENOVATION INVESTMENT (HONG KONG) CO., LTD.
AND SUBSIDARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2009
(Unaudited)

Note 1- DESCRIPTION OF BUSINESS AND ORGANIZATION

Renovation Investment (Hong Kong) Co., Ltd. (“Renovation HK” or the “Company”), was incorporated on September 2, 2008, under the laws of Hong Kong Special Administrative Region (“Hong Kong”). The Company has no substantive operations of its own except for its holding of Zhejiang Jiuxin Investment Management Co., Ltd. (“Jiuxin Management”), its wholly owned subsidiary. Through Jiuxin Management, the Company controls three companies that operate a chain of pharmacies in the People’s Republic of China (“PRC” or “China”), namely, Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd. (“Jiuzhou Pharmacy”), Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (“Jiuzhou Clinic”) and Hangzhou Jiuzhou Medical and Public Health Service Co., Ltd. (“Jiuzhou Service”, and collectively with Jiuzhou Pharmacy and Jiuzhou Clinic as “HJ Group”).

Jiuxin Management was established in the People’s Republic of China (“PRC” or “China”) by Renovation HK on October 14, 2008, as a wholly foreign owned enterprise (“WFOE”), with registered capital of $4,500,000. Renovation HK is required by the PRC company law to pay 15% of the registered capital by December 31, 2009, and the balance within two years. Jiuxin Management has no substantive operations of its own except for entering into certain exclusive agreements with HJ Group and performing its obligations thereunder.

Jiuzhou Pharmacy is a PRC limited liability company established in Zhejiang Province on September 9, 2003 with registered capital of $605,000 (RMB 5,000,000). It is engaged in the retail sales of prescription and non prescription drugs, traditional Chinese medicine and general merchandise in the PRC.

Jiuzhou Clinic is a PRC general partnership established in Zhejiang Province on October 10, 2003. It is engaged in providing both traditional and western medical services in the PRC.

Jiuzhou Service is a PRC limited liability company established in Zhejiang Province on November 2, 2005 with registered capital of $60,500 (RMB 500,000). It is engaged in providing medical-related management consulting services in the PRC.

All three HJ Group companies are under the common control of the same three owners (the “Owners”). Each HJ Group company holds the licenses and approvals necessary to operate its business in China.

The paid-in capital of all three HJ Group companies was funded by the majority shareholders of Renovation HK. PRC law currently has limits on foreign ownership of companies in certain industries, including those of HJ Group. To comply with these foreign ownership restrictions, on August 1, 2009, Jiuxin Management entered into the following exclusive agreements with HJ Group and the Owners (collectively the “Contractual Arrangements”):

(1) Consulting Services Agreement, through which Jiuxin Management has the right to advise, consult, manage and operate all three HJ Group companies, and collect and own all of their net profits;

(2) Operating Agreement, through which Jiuxin Management has the right to recommend director candidates and appoint the senior executives of HJ Group, approve any transactions that may materially affect the assets, liabilities, rights or operations of HJ Group, and guarantee the contractual performance by HJ Group of any agreements with third parties, in exchange for a pledge by each HJ Group company of its accounts receivable and assets;

(3) Proxy Agreement, under which the Owners have vested their collective voting control over the three HJ Group companies to Jiuxin Management and will only transfer their respective equity interests in HJ Group to Jiuxin Management or its designee(s);

(4) Option Agreement, under which the Owners have granted Jiuxin Management the irrevocable right and option to acquire all of their equity interests in HJ Group; and

(5) Equity Pledge Agreement, under which the Owners have pledged all of their rights, titles and interests in HJ Group to Jiuxin Management to guarantee the performance of their obligations under the Consulting Services Agreement.

The Contractual Arrangements shall remain in full force and effect for the maximum period of time permitted by PRC law, provided that these agreements (other than the Equity Pledge Agreement) shall automatically terminate on May 1, 2010 (the “Automatic Termination Date”) if the Company that acquired the Company in a reverse merger transaction (see Note 15 – Subsequent Events) has not completed a financing of at least $25 million, and the common stock of such company has not listed on the Nasdaq Capital Market by the Automatic Termination Date.

As a result of the Contractual Arrangements, which obligates the Company to absorb all of the risk of loss from HJ Group’s activities and enables the Company to receive all of HJ Group’s expected residual returns, the Company accounts for each HJ Group company as a variable interest entity (“VIE”) under FASB Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”. Accordingly, the financial statements of HJ Group are consolidated into the financial statements of the Company.

 Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The reporting entities

The Company’s consolidated financial statements of reflect the activities of the Company and the following subsidiary and VIEs:

Subsidiaries	Incorporated in	Percentage of Ownership

Jiuxin Management	PRC	100.00%
Jiuzhou Pharmacy	PRC	VIE by Contractual Arrangements
Jiuzhou Clinic	PRC	VIE by Contractual Arrangements
Jiuzhou Service	PRC	VIE by Contractual Arrangements

Basis of presentation and consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the financial statements of the Company, its wholly-owned subsidiary and its VIEs. All significant inter-company transactions and balances between the Company, its subsidiary and VIEs are eliminated upon consolidation.

Consolidation of variable interest entities

In accordance with FASB Interpretation No. 46R, Consolidation of Variable Interest Entities ("FIN 46R"), variable interest entities (VIEs) are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

The Company has concluded that Jiuzhou Pharmacy, Jiuzhou Clinic and Jiuzhou Service are each a VIE and that the Company’s wholly owned subsidiary, Jiuxin Management, absorb a majority of the risk of loss from the activities of these three companies, and enable the Company to receive a majority of their respective expected residual returns. Accordingly, the Company accounts for each of these three companies as a VIE. As the companies are under common control, the consolidated financial statements have been prepared as if the transactions had occurred retroactively as to the beginning of the reporting period of these consolidated financial statements.

Use of estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. For example, the Company estimates its allowance for doubtful accounts and useful lives of plant and equipment. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

Fair values of financial instruments

On January 1, 2008, the Company adopted SFAS No. 157 which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. The carrying amounts reported in the balance sheets for current receivables, payables and short term loans qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value

The Company did not identify any other assets and liabilities that are required to be presented on the balance sheet at fair value in accordance with SFAS No. 157.

Revenue recognition

Revenue from sales of prescription medicine at the drugstores is recognized when the prescription is filled and the customer picks up and pays for the prescription.

Revenue from sales of other merchandise at the drugstores is recognized at the point of sale, which is when the customer pays for and receives the merchandise.

Revenue from medical services is recognized after the service has been rendered to the customer.

Revenue from sales of merchandise to non-retail customers is recognized when the following conditions are met: 1) persuasive evidence of an arrangement exists (sales agreements and customer purchase orders are used to determine the existence of an arrangement); 2) delivery of goods has occurred and risks and benefits of ownership have been transferred, which is when the goods are received by the customer at its designated location in accordance with the sales terms; 3) the sales price is fixed or determinable; and 4) collectability is probable. Historically, sales returns have been immaterial.

The Company’s revenue is net of value added tax (“VAT”) collected on behalf of tax authorities in respect of the sale of merchandise. VAT collected from customers, net of VAT paid for purchases, is recorded as a liability in the balance sheet until it is paid to the tax authorities.

Cash

Cash consists of cash on hand, cash in the drugstores and cash at banks. None of the Company’s cash balance is restricted as to withdrawal.

Accounts receivable

Accounts receivable represent amounts due from banks relating to retail sales that are paid or settled by the customers’ debit or credit cards, amounts due from government social security bureaus relating to retail sales of drugs, prescription medicine, and medical services that are paid or settled by the customers’ medical insurance cards, and amounts due from non-retail customers for sales of merchandise.

Management regularly reviews aging of receivables and changes in payment trends by its customers, and records a reserve when they believe collection of amounts due are at risk. Accounts considered uncollectible are written off. Historically, the amount of bad debt write-off has been immaterial and the Company has been able to collect substantially all amounts due from these parties. At June 30, 2009 and March 31, 2009, management concluded all amounts are collectible and allowance for doubtful accounts deemed not necessary.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the weighted average cost method. Market is the lower of replacement cost or net realizable value. The Company carries out physical inventory counts on a monthly basis at each store and warehouse location to ensure that the amounts reflected in the consolidated financial statements at each reporting period are properly stated and valued. The Company records write-downs to inventories for shrinkage losses and damaged merchandise that are identified during the inventory counts.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation or amortization. Depreciation is calculated on the straight-line method over the following estimated useful lives of the assets, taking into consideration the assets’ estimated residual value. Leasehold improvements are amortized over the shorter of 5 years or the lease term of the underlying assets. Following are the estimated useful lives of the Company’s other property and equipment:

Estimated Useful Life
Leasehold improvements	5 years
Motor vehicles	5 years
Office equipment & furniture	3-5 years

Maintenance, repairs and minor renewals are charged to expense as incurred. Major additions and betterment to property and equipment are capitalized.

Impairment of long lived assets

The Company evaluates long lived tangible and intangible assets for impairment, at least annually, but more often whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability is measured by comparing the asset’s net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. Based on its review, the Company believes that, as of June 30, 2009 and March 31, 2009, there was no impairment.

Income taxes

The Company records income tax pursuant to SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes.

The Company adopted FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), as of January 1, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. The adoption had no affect on the Company’s financial statements. There are no deferred tax amounts at June 30, 2009.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when related items are credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

Value Added Tax (VAT)

Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax on the gross sales price. The value-added tax rate varies from 9% to 17%, depending on the type of products sold. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing its finished products. The Company recorded VAT payable and VAT receivable net of payments in the accompanying financial statements. The VAT tax return is filed offsetting the payables against the receivables.

Advertising and promotion costs

Advertising and promotion costs are expensed as incurred. Advertising and promotion costs amounted to $97,432 and $21,208 for the three months ended June 30, 2009 and 2008, respectively. Advertising costs consist primarily of print and television advertisements.

Pre-opening costs

Expenditures related to the opening of new drugstores, other than expenditures for property and equipment, are expensed as incurred.

Vendor allowances

The Company accounts for vendor allowances according to Emerging Issues Task Force (“EITF”) Issue No. 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor and EITF Issue No. 03-10, Application of EITF Issue No. 02-16 by Reseller to Sales Incentives Offered to Consumers by Manufacturers. Vendor allowances reduce the carrying value of inventories and subsequently transferred to cost of goods sold when the inventories are sold, unless those allowances are specifically identified as reimbursements for advertising, promotion and other services, in which case they are recognized as a reduction of the related advertising and promotion costs.

For the three months ended June 30, 2009 and 2008, the Company recognized vendor allowances of $46,802 and $56,100 in cost of goods sold, respectively.

Distribution costs

Distribution costs represent the costs of transporting the merchandise from warehouses to stores. These costs are expensed as incurred and are included in sales, marketing and other operating expenses.

Operating leases

The Company leases premises for retail drugstores, warehouses and offices under non-cancelable operating leases. Operating lease payments are expensed on a straight-line basis over the term of lease. A majority of the Company’s retail drugstore leases have a 3 to 5-year term with a renewal option upon the expiry of the lease. The Company has historically been able to renew a majority of its drugstores leases. Under the terms of the lease agreements, the Company has no legal or contractual asset retirement obligations at the end of the lease.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Historically, the Company has experienced no product liability or malpractice claims.

Foreign currency translation

The Company uses the United States dollar (“U.S. dollars”) for financial reporting purposes. The Company’s subsidiary and VIEs maintain their books and records in their functional currency, being the primary currency of the economic environment in which their operations are conducted.

In general, for consolidation purposes, the Company translates the subsidiary’s and VIEs’ assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income and cash flows are translated at average exchange rates during the reporting period. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the subsidiary’s and VIEs’ financial statements are recorded as accumulated other comprehensive income.

SFAS No. 130, “Reporting Comprehensive Income”, requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The Company’s accumulated other comprehensive income only consist of changes in foreign currency exchange rates. Accumulated other comprehensive loss in the statement of shareholders’ equity amounted to $363,857 and $362,437 as of June 30, 2009 and March 31, 2009, respectively. The balance sheet amounts with the exception of equity at June 30, 2009 and March 31, 2009 were translated at 1 RMB to $ 0.1465 USD and at 1 RMB to $ 0.1465 USD, respectively. The average translation rates applied to income and cash flow statement amounts for the three months ended June 30, 2009 and 2008 were at 1 RMB to $ 0.14663 USD and at 1 RMB to $ 0.14391 USD, respectively.

Concentrations and credit risk

The Company’s operations are all carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Certain financial instruments, which subject the Company to concentration of credit risk, consist of cash. Balances at financial institutions or state owned banks within the PRC are not covered by insurance. As of June 30, 2009 and March 31, 2009, the Company had deposits totaling $1,248,992 and $995,448 that are not covered by insurance, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

For the three months ended June 30, 2009 and 2008, all of the Company’s sales and purchases arose in the PRC. No major customers accounted for more than 10% of the Company’s total revenues for the three months ended June 30, 2009 and 2008, respectively.

For the three months ended June 30, 2009, two vendors accounted for 30% of the Company’s total purchases and 1% of the total accounts payable. For the three months ended June 30, 2008, no major vendor accounted for more than 10% of the Company’s total purchases.

Recently issued accounting pronouncements

In April 2009, the FASB issued FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly.” FSP FAS 157-4 amends SFAS 157 and provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased and also includes guidance on identifying circumstances that indicate a transaction is not orderly for fair value measurements. FSP FAS 157-4 shall be applied prospectively with retrospective application not permitted. FSP FAS 157-4 shall be effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. An entity early adopting FSP FAS 157-4 must also early adopt FSP FAS 115-2 and 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”. Additionally, if an entity elects to early adopt either FSP FAS 107-1 and 28-1, “Interim Disclosures about Fair Value of Financial Instruments” or FSP FAS 115-2 and 124-2, it must also elect to early adopt this FSP. The Company has determined that this new FSP did not have a material impact on the consolidated financial statements.

In April 2009, the FASB issued FSP FAS 107-1 and 28-1. This FSP amends SFAS 107, to require disclosures about fair value of financial instruments not measured on the balance sheet at fair value in interim financial statements as well as in annual financial statements. Prior to this FSP, fair values for these assets and liabilities were only disclosed annually. This FSP applies to all financial instruments within the scope of SFAS 107 and requires all entities to disclose the method(s) and significant assumptions used to estimate the fair value of financial instruments. This FSP shall be effective for interim periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. An entity may early adopt this FSP only if it also elects to early adopt FSP FAS 157-4 and 115-2 and 124-2. This FSP does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, this FSP requires comparative disclosures only for periods ending after initial adoption. The Company is currently evaluating the disclosure requirements of this new FSP.

In May 2009, the FASB issued SFAS 165, “Subsequent Events,” which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. SFAS 165 is effective for interim and annual periods ending after June 15, 2009, and accordingly, the Company adopted this Standard during the first quarter of 2009. SFAS 165 requires that public entities evaluate subsequent events through the date that the financial statements are issued. We have evaluated subsequent events through the time of filing these financial statements with the SEC.

In June 2009, the FASB issued SFAS 166, “Accounting for Transfers of Financial Assets – an amendment of FASB No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 166 amends the criteria for a transfer of a financial asset to be accounted for as a sale, redefines a participating interest for transfers of portions of financial assets, eliminates the qualifying special-purpose entity concept and provides for new disclosures. SFAS 166 is effective for the Company beginning in 2010.

In June 2009, the FASB issued SFAS 167, “Amendments to FASB Interpretation No. 46(R),” which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. SFAS 167 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. SFAS 167 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. SFAS 167 also requires additional disclosures about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement. SFAS 167 is effective for fiscal years beginning after November 15, 2009, and the Company is currently assessing the impact of adopting SFAS 167.

In June 2009, the FASB issued SFAS 168, “The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles a Replacement of FASB Statement No. 162” (“SFAS 168”). This Standard establishes the FASB Accounting Standards Codification TM (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. The Codification is effective for interim and annual periods ending after September 15, 2009, and as of the effective date, all existing accounting standard documents will be superseded. The Codification is effective in the third quarter of 2009, and accordingly, the Quarterly Report on Form 10-Q for the quarter ending September 30, 2009 and all subsequent public filings will reference the Codification as the sole source of authoritative literature.

Note 3 – SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest paid for the three months ended June 30, 2009 and 2008, amounted to $18,211 and $10,577, respectively.

Income taxes paid for the three months ended June 30, 2009 and 2008 amounted to $472,507 and $574,564, respectively.

Note 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	June 30, 2009	March 31, 2009
	(Unaudited)
Leasehold improvements	$2,228,634	$2,057,892
Furniture and equipment	312,370	304,709
Motor Vehicles	162,443	162,443
Total	2,703,447	2,525,044
Less: Accumulated depreciation and amortization	1,666,025	1,545,612
Property and equipment, net	$1,037,422	$979,432

Total depreciation expense for property and equipment for the three months ended June 30, 2009 and 2008 was $121,033 and $74,501, respectively. No depreciation expense was included in cost of goods sold for the years presented because the Company’s business does not involve manufacturing of merchandise and the amount of depreciation of property and equipment utilized in acquiring, warehousing and transporting the merchandise to locations ready for sale is not material.

Note 5 – ADVANCES TO SUPPLIERS

Advances to suppliers and advances to suppliers- related parties are monies deposited or advanced to outside vendors for future inventory purchases. Most of the Company’s vendors require a certain amount of money to be deposited with them as a guarantee that the Company will receive their purchase on a timely basis. As of June 30, 2009 and March 31, 2009, the advances to suppliers amounted to $7,927,303 and $7,282,217, respectively.

Note 6 – LONG TERM RENTAL DEPOSITS

Long term rental deposits are monies deposited or advanced to landlords for securing retail store leases for which the Company does not anticipate applying or being returned within the next twelve months. Most of the Company’s landlords require a minimum of six months rent being paid up front plus additional deposits. As of June 30, 2009 and March 31, 2009, the long term rental deposit amounted to $2,311,439 and $2,015,149, respectively.

Note 7 - RETAINED EARNINGS

Statutory Reserves

Statutory reserves represent restricted retained earnings. Based on the legal formation of the entities, all PRC entities are required to set aside 10% of their net incomes as reported in their statutory accounts on an annual basis to the Statutory Surplus Reserve Fund (the “Reserve Fund”). Once the total set-aside in the Reserve Fund reaches 50% of an entity’s registered capital, further appropriations are discretionary. The Reserve Fund can be used to increase the entity’s registered capital upon approval by relevant government authorities and eliminate its future losses under PRC GAAP upon a resolution by its board of directors. The Reserve Fund is not distributable to shareholders except in the event of liquidation.

Appropriations to the above statutory reserves are accounted for as a transfer from unrestricted earnings to statutory reserves. During the three months ended June 30, 2009 and 2008, the Company made total appropriations to these statutory reserves of $158,733 and $174,208, respectively.

There are no legal requirements in the PRC to fund these statutory reserves by transfer of cash to any restricted accounts, and the Company does not do so. These statutory reserves are not distributable as cash dividends.

Shareholder Distribution

One of the Company’s VIEs, Jiuzhou Clinic, distributed $220,122 and $108,306 to the Owners in February 2008 and October 2006, respectively.

Note 8 - TAXES

Income Tax

The Company is registered in Hong Kong and conducts all of its business through its subsidiary, Jiuxin Management, and its PRC VIEs, Jiuzhou Pharmacy, Jiuzhou Clinic and Jiuzhou Service.  The subsidiary and VIEs are subject to PRC tax laws.

Jiuzhou Pharmacy was tax exempt from 2005 to 2006 calendar years due to tax incentives in hiring laid-off state employees. From January to December 2007,  Jiuzhou Pharmacy was subject to the effective 2007’s income tax rate of 33% (30% state income taxes plus 3% local income taxes) on taxable income which are reported in the statutory financial statements after appropriate tax adjustments. Beginning January 2008, the new Chinese Enterprise Income Tax (“EIT”) law replaced the former income tax laws. The new standard EIT rate of 25% replaced the 33% rate previously applicable to enterprises. Therefore, from January 2008 to March 2008, Jiuzhou Pharmacy was subject to an effective tax rate of 25%.

Jiuzhou Clinic was subject to the regular income tax rate of 33% in calendar year 2007, and 25% in calendar year 2008 and 2009.

The following table reconciles the US statutory rates to the Company's effective tax rate for the three months ended June 30, 2009 and 2008:

	2009	2008
U.S. Statutory rates	34%	34%
Foreign income not recognized in USA	(34)	(34)
China income taxes	25	25
Other(a)	2	(3)
Effective tax rate	27%	22%

(a)	The 2% and 3% represents the expenses (income) incurred by the Company that are not subjected to PRC income tax.

Value Added Tax

Sales of birth control related products are not subject to VAT, while Chinese herbs are subject to 13% VAT and all other sales are subject to 17% VAT. VAT on sales and on purchases amounted to $1,894,552 and $1,461,063 for the three months ended June 30, 2009, respectively, and $1,845,951 and $1,386,212 for the three months ended June 30, 2008, respectively.

Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government. VAT taxes are not impacted by the income tax holiday.

Taxes payable at June 30, 2009 and March 31, 2009 consisted of the following:

	June 30, 2009	March 31, 2009
	(Unaudited)
VAT	$91,027	$196,784
Income tax	582,797	588,681
Others	12,366	25,851
Total taxes payable	$686,190	$811,316

Note 9 –OTHER PAYABLES

Other payables consist of the following:

	June 30, 2009	March 31, 2009
	(Unaudited)
Cash advance from third party (a)	$314,975	$314,975
Other	69,643	89,756
Total	$384,618	$404,731

Notes:

(a)	Represents short term cash advance from a non related third party Hangzhou Today Real Estate. The advance is non-interest bearing and due upon request.

Note 10 – SHORT TERM LOANS

Short term loans represent amounts due to various banks and are due on demand or normally within one year. These loans generally can be renewed with the banks. Short term bank loans at June 30, 2009 and March 31, 2009, consisted of the following:

	June 30, 2009	March 31, 2009
	(Unaudited)
Hangzhou Bank, due August 13, 2009 annual interest at 4.86%, secured by the personal properties of the Company’s shareholders	$586,000	$586,000

Hangzhou Bank, due September 16, 2009 annual interest at 486%, secured by the personal properties of the Company’s shareholders	$879,000	$879,000

Total	$1,465,000	$1,465,000

Interest expense for the three months ended June 30, 2009 and 2008 amounted to $18,211 and $10,577, respectively.

Note 11 - POSTRETIREMENT BENEFITS

Regulations in the PRC require the Company to contribute to a defined contribution retirement plan for all permanent employees. The contribution is based on a percentage required by the local government and the employees' current compensation. The Company contributed $15,429 and $15,460 in employment benefits and pension in the three months ended June 30, 2009 and 2008, respectively.

Note 12 - RELATED PARTY TRANSACTIONS AND ARRANGEMENTS

Amounts receivable from and payable to related parties are summarized as follows:

	June 30, 2009	March 31, 2009
	(Unaudited)
Amounts due from directors (1):	$2,432	$2,432
Amount due to director (2):	$326,715	$326,715
Advances to supplier (3):	$1,890,410	$1,797,104

(1)	Represents interest free loans to two directors of the Company, Li Qi and Chongan Jin. The loans are due upon demand.

(2)	Represents leasehold improvement expenses paid by a director of the Company, Lei Liu, on behalf of the Company. The amount is interest free and due upon demand.

(3)	Represents prepayment for inventory purchase made to a supplier, which was formerly owned by the Company’s directors. The Company will collect inventory from the supplier.

The Company also leases premises from a director. See Note 14 below for details.

Note 13 - SEGMENTS

The Company sells prescription and over the counter medicines, traditional Chinese medicines, which are medicines derived from Chinese herbs, Chinese herbs, dietary supplement, medical instruments, etc. The class of customer, selling practice and distribution process are the same for all products. The Company’s chief operating decision-makers (i.e. managing director and his direct reports) review financial information presented on a consolidated basis, accompanied by disaggregated information about revenues by product lines for purposes of allocating resources and evaluating financial performance. There are no segment managers who are held accountable for operations, operating results and plans for levels or components below the consolidated unit level.  Based on qualitative and quantitative criteria established by SFAS 131, “Disclosures about Segments of an Enterprise and Related Information”, the Company considers itself to be operating within one reportable segment.

The Company does not have long-lived assets located in foreign countries. In accordance with the enterprise-wide disclosure requirements of SFAS 131, the Company's net revenue from external customers by main product is as follows:

	Three Months Ended June 30,
	2009	2008
	(Unaudited)	(Unaudited)

Prescription Drugs	$4,498,498	$4,210,360
Over The Counter (OTC) Drugs	2,560,209	1,479,861
Nutritional Supplements	525,937	1,105,486
Traditional Chinese Medicine Products	1,230,105	560,750
Sundry Products	2,592,740	3,460,764
Medical Devices	273,975	333,168
Total	$11,681,464	$11,150,389

Note 14 - COMMITMENTS AND CONTINGENCIES

Operating lease commitments

The Company recognizes lease expense on a straight line basis over the term of the lease in accordance to SFAS. 13, “Accounting for leases.” The Company has entered into various tenancy agreements for the lease of store premises. The Company’s leases do not contain any escalating lease payments or contingent rental payments terms.

Jiuzhou Pharmacy leases a retail space and the corporate office space from Lei Liu, a director of the Company under long-term operating lease agreements beginning August 2008 to August 2010 and from January 2008 to March 2012, respectively. The rent for the retail space and the corporate office are $42,531 and $33,583 for three months ended June 30, 2009 and 2008, respectively. For the three months ended June 30, 2009 and 2008, no rent was paid to Mr. Liu.

 The Company’s commitments for minimum rental payments under its lease for the next five years and thereafter are as follows:

Period ending June 30,	Amount
2010	$793,481
2011	897,791
2012	616,612
2013	372,540
2014	243,676
Thereafter	34,269

Rental expense for the three months ended June 30, 2009 and 2008 amounted to $257,454 and $226,202, respectively.

Logistics Services Commitments

On January 1, 2009 the Company entered into a one year agreement for logistics services (“Logistics Agreement”) with Zhejiang Yingte Logistics Co., Ltd. (“Yingte”) to provide logistics and other related services. Pursuant to the Logistics Agreement, Yingte accepts goods from the Company’s suppliers, stores the goods and then delivers the goods to the Company’s store locations as directed by the Company and the Company is required to pay Yingte 1% of the purchase price of the delivered goods. The Company is obligated to pay a minimum of 2,900,000 RMB annually (1% of 290 million RMB: the total minimum amount of goods to be delivered under the Logistics Agreement).

As of June 30, 2009, the Company did not have any contingent liabilities.

Legal Proceedings

The Company is not aware of any legal proceedings in which any director, officer, owner of record or beneficial owner of more than five percent of any class of voting securities of the Company, or any affiliate of such director, officer, or security holder, is a party adverse to the Company or has a material interest adverse to the Company.

Note 15 – SUBSEQUENT EVENT

The Company has performed an evaluation of subsequent events through September 22, 2009, which is the date of the issuance of the financial statements.

On June 8, 2009, the three Owners of Jiuzhou Pharmacy acquired 100% equity interests of Kuaileren [Pharmacy Co., Ltd.] (“Kuaileren”) from its owner.  On August 21, 2009, the three Owners contributed their 100% equity interests of Kuaileren to Jiuzhou Pharmacy, and Kuaileren became a wholly-owned subsidiary of Jiuzhou Pharmacy. The registered capital of Kuaileren is $15,000 (RMB 100,000).

On July 30, 2009, the Company entered into an agreement with eight parties, including the Company’s Chief Financial Officer (“CFO”) and its legal counsel, to transfer the Owners’ equity interests. Subsequent to these agreements, the eight parties hold 23.68% of the total outstanding stock of the Company. The CFO and the legal counsel acquired shares of the Company that collectively represent 2.22%. The Company is presently evaluating the issuances to the CFO and the legal counsel for treatment as non-cash stock compensation charges. The Company anticipates that these charges will be recognized in its financial statements for the three months ending September 30, 2009.

On September 17, 2009, the Company and its shareholders entered into a Share Exchange Agreement with Kerrisdale Mining Corporation (“Kerrisdale”). Pursuant to the terms of the Share Exchange Agreement, Kerrisdale agreed to acquire all of the issued and outstanding capital stock of in exchange for 15,800,000 shares of Kerrisdale’s common stock. The transactions contemplated under the Share Exchange Agreement closed on September 17, 2009.